                         NOTICE OF GUARANTEED DELIVERY

                                   TO TENDER

                   UNREGISTERED 13.75% SENIOR NOTES DUE 2010
                      (INCLUDING THOSE IN BOOK-ENTRY FORM)

                                       OF

                          PF.NET COMMUNICATIONS, INC.

        PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED       , 2000

    As set forth in the Prospectus (as defined), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (i) if certificates for unregistered 13.75% Senior Notes due 2010 (the "Old Notes") of PF.Net Communications, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit a holder's Old Notes or other required documents to reach United States Trust Company of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This form may be delivered by facsimile transmission, registered or certified mail, by hand or by overnight delivery service to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.
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              THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
   AT 5:00 P.M., NEW YORK CITY TIME, ON       , 2000 (THE "EXPIRATION DATE"),
              UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
--------------------------------------------------------------------------------

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                    United States Trust Company of New York

                                  Deliver to:

 BY REGISTERED OR CERTIFIED     BY HAND DELIVERY TO 4:30        BY OVERNIGHT COURIER
           MAIL:                         P.M.:                  AND BY HAND DELIVERY
United States Trust Company   United States Trust Company         AFTER 4:30 P.M.
        of New York                   of New York               ON EXPIRATION DATE:
        P.O. Box 84             30 Broad Street, B-Level
   Bowling Green Station        New York, NY 10004-2304     United States Trust Company
  New York, NY 10274-0084                                           of New York
     Reference: PF.Net             Reference: PF.Net        30 Broad Street, 14th Floor
    Communications, Inc.          Communications, Inc.        New York, NY 10004-2304
                                     BY FACSIMILE:
                              (Eligible Institutions Only)
                                   (212) 422-0183 OR
                                     (646) 458-8104
                         Reference: PF.NET COMMUNICATIONS, INC.

                                   FOR INFORMATION OR
                               CONFIRMATION BY TELEPHONE:
                                     (800) 548-6565

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby tenders to the Company, upon the terms and subject to
the conditions set forth in the Prospectus dated       , 2000 (as the same may
be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

Name(s) of Registered Holder(s): _______________________________________________

Aggregate Principal Amount Tendered: $ _________________________________________

Certificate No.(s) (if available): _____________________________________________

(Total Principal Amount Represented by

Old Notes Certificate(s)): _____________________________________________________

$ ______________________________________________________________________________

If Old Notes will be tendered by book-entry transfer, provide the following information;

DTC Account Number: ____________________________________________________________

Date: __________________________________________________________________________

*  Must be in denominations of $1,000 and any integral multiple thereof.

    All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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
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                                PLEASE SIGN HERE

  X __________________________________________________________________________

  X __________________________________________________________________________
    SIGNATURE(S) OR OWNER(S) OR AUTHORIZED SIGNATORY            DATE

  Area Code and Telephone Number: ____________________________________________

      Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

  Name(s): ___________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  Capacity: __________________________________________________________________

  Address(es): _______________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ----------------------------------------------------------------------------

               THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

                                   GUARANTEE
                    (Not to be Used for Signature Guarantee)

    The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Program or a firm or other identity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes to the Exchange Agent's account at The Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                Name of Firm                               Authorized Signature

                   Address                                         Title

                  Zip Code                                (Please Type or Print)

Area Code and Telephone No.:                   Dated:

Note:  Do not send certificates for old notes with this form.

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